                                                               Exhibit 12.1


                        Boston Edison Company
                Computation of Ratio of Earnings to Fixed Charges
                        Twelve Months Ended June 30, 1994
                                (in thousands)


Net income from continuing operations        $123,731

Income taxes                                   49,950

Fixed charges                                 122,751
                                             --------
 Total                                       $296,432
                                             ========
Interest expense                             $115,525
Interest component of rentals                   7,226
                                             --------
 Total                                       $122,751
                                             ========
Ratio of earnings to fixed charges               2.41
                                             ========

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